UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2016

JIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-35367

Delaware	42-1515522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Lytton Avenue, Suite 200, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-319-1920
Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2016, the compensation committee of the board of directors (the “Compensation Committee”) of Jive Software, Inc. (the “Company”) as part of its annual review of executive compensation approved certain changes to the compensation arrangements of some of the Company’s named executive officers. The Compensation Committee reviewed competitive compensation data provided to it by its independent compensation consultant and then applied its business judgment to determine the changes to be made. Key to the Compensation Committee’s actions was the reinforcement of its philosophy of tying executive compensation to measures that are aligned with shareholder value creation. Specifically, as further described below, there were no increases made to the base salaries of named executive officers and a large portion of the equity compensation granted will only have value if certain price increase targets for the Company’s common stock are achieved.

In furtherance of the goal of tying compensation to performance and increased shareholder value, the Compensation Committee approved (i) increases of annual bonus targets for the Company’s President and Chief Executive Officer, Elisa Steele, to 100% of her base salary, and for each of the Company’s Executive Vice President and Chief Financial Officer, Bryan LeBlanc, and the Company’s Executive Vice President of Engineering, Ofer Ben-David, to 75% of his respective annual base salary, (ii) the establishment of the sales commission plan targets for Jeff Lautenbach, the Company’s President of Worldwide Field Operations and (iii) and certain restricted stock unit (“RSU”) and performance-based stock option grants to the Company’s named executive officers.

The terms of the revised fiscal 2016 sales commission plan for Jeff Lautenbach provides for him to receive a variable bonus of $400,000 which can increase up to a maximum of $800,000, based on achievement of certain bookings-related metrics.

With respect to the RSU and performance stock option grants, the Compensation Committee approved the following RSU and performance-based stock option grants to named executive officers identified below under the Company’s 2011 Equity Incentive Plan:

Name	Award Type	Shares
Elisa Steele	RSU	312,500
	Performance-based Option	380,000
Bryan LeBlanc	RSU	120,000
	Performance-based Option	150,000
Ofer Ben-David	RSU	120,000
	Performance-based Option	120,000
Jeff Lautenbach	RSU	100,000
	Performance-based Option	120,000
David Puglia	RSU	62,500
	Performance-based Option	75,000

The RSUs will vest in equal quarterly installments over 2.75 years with the first vesting event occurring on the first business day on or after August 16, 2016, subject to each named executive officer’s continued service through each such date. 1/4th of the shares of common stock subject to the options will vest upon achievement of certain performance targets based on the Company’s stock price and subject to each named executive officer’s continued service through each vesting date.

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Company's 2016 annual meeting of stockholders held on May 20, 2016, the Company’s stockholders (i) elected three Class II directors; (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016; (iii) considered an advisory vote to approve the compensation of the Company's named executive officers for the fiscal year ended December 31, 2015; and (iv) considered an advisory vote to approve a stock option exchange program for employees (excluding named executive officers and directors).

Proposal 1.	Election of Directors to serve three-year terms:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Stephen (“Steve”) A. Darcy	46,109,521	1,644,550	19,896,489
Philip Koen	45,998,482	1,755,589	19,896,489
Gabrielle Toledano	45,895,019	1,859,052	19,896,489

Proposal 2.	Ratification of KPMG LLP as Independent Registered Public Accountants for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,524,573	3,732,545	393,442	—

Proposal 3.	Consideration of an advisory vote to approve the compensation of the Company's named executive officers for the fiscal year ended December 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,009,863	14,737,282	6,926	19,896,489

Proposal 4.	Consideration of an advisory vote to approve a stock option exchange program for employees (excluding named executive officers and directors):

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,447,078	8,291,785	15,208	19,896,489

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2016

JIVE SOFTWARE, INC.

By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc
EVP & Chief Financial Officer